Exhibit (a)(2)


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                              LETTER OF TRANSMITTAL

To participate in the Offer, a duly executed copy of this Letter of Transmittal and any other documents required by this Letter of Transmittal must be received by the Depositary on or prior to the Expiration Date. Delivery of this Letter of Transmittal or any other required documents to an address other than as set forth above does not constitute valid delivery. The method of delivery of all documents is at the election and risk of the tendering BAC holder. Please use the pre-addressed, postage-paid envelope provided. This Letter of Transmittal is to be completed by holders of BACs in CRI HOTEL INCOME PARTNERS, LP (the "Partnership"), pursuant to the procedures set forth in the Offer to Purchase (as defined below). Capitalized terms used herein and not defined herein have the same meanings as in the Offer to Purchase.

                  11130 THE OFFER, WITHDRAWAL RIGHTS, AND PRORATION PERIOD WILL
                        EXPIRE AT 11:59 P.M., PACIFIC TIME, ON NOVEMBER 20, 2007
Name: _________________ (THE "EXPIRATION DATE") UNLESS EXTENDED.
                        Deliver to:     MacKenzie Patterson Fuller, LP
Address: ______________                 1640 School Street
                                        Moraga, California 94556
City, State, ZIP: _____ For Assistance: (800) 854-8357
                        Facsimile:      (925) 631-9119
BAC Owned: ____________ E-Mail Address: offers@mpfi.com
                        (PLEASE INDICATE CHANGES OR CORRECTIONS TO THE ADDRESS IN THE BOX TO THE LEFT)

               PLEASE CAREFULLY READ THE ACCOMPANYING INSTRUCTIONS
To whom it may concern:
The undersigned hereby tenders to MPF-NY 2007, LLC; MPF Badger
Acquisition Co. LLC; MPF DeWaay Fund 4, LLC; MPF Senior Note Program I, LP; Steven Gold; MP Income Fund 16 LLC; MPF Income Fund 23, LLC; MPF DeWaay Fund 6, LLC; MPF Flagship Fund 13 LLC; MPF Special Fund 8, LLC; MPF Flagship Fund 11, LLC; MPF Acquisition Co. 3, LLC; MPF DeWaay Fund 5, LLC; MPF Flagship Fund 12, LLC (collectively the "Purchasers") all of the beneficial assignment certificates representing limited partnership interests ("BACs") in the Partnership held by the undersigned as set forth above (or, if less than all such BAC, the number set forth below in the signature box), at a purchase price equal to $14 per BAC, less the amount of any distributions made or declared with respect to the BAC between October 11, 2007 and the Expiration Date, and upon the other terms and subject to the conditions set forth in the Offer to Purchase, dated October 11, 2007 (the "Offer to Purchase") and in this Letter of Transmittal, as each may be supplemented or amended from time to time (which together constitute the "Offer"). Receipt of the Offer to Purchase is hereby acknowledged. The undersigned recognizes that, if more than 173,732 Units are validly tendered prior to or on the Expiration Date and not properly withdrawn, the Purchasers will, upon the terms of the Offer, accept for payment from among those Units tendered prior to or on the Expiration Date 173,732 Units on a pro rata basis, with adjustments to avoid purchases of certain fractional Units, based upon the number of Units validly tendered prior to the Expiration Date and not withdrawn.Subject to and effective upon acceptance for payment of any of the BAC tendered hereby, the undersigned sells, assigns, and transfers to, Purchasers all right, title, and interest in and to such BAC which are purchased pursuant to the Offer. The undersigned hereby irrevocably constitutes and appoints the Purchasers as the true and lawful agent and attorney-in-fact and proxy of the undersigned with respect to such BAC, with full power of substitution (such power of attorney and proxy being deemed to be an irrevocable power and proxy coupled with an interest), to deliver such BAC and transfer ownership of such BAC, on the books of the Partnership, together with all accompanying evidences of transfer and authenticity, to the Purchasers and, upon acceptance of the tender of such BAC by the Purchasers, to exercise all voting rights and to receive all benefits and otherwise exercise all rights of beneficial ownership of such BAC all in accordance with the terms of the Offer. Upon the purchase of any BAC tendered hereby, the undersigned hereby requests that each of the Purchasers be admitted to the Partnership as a "substitute Limited Partner" under the terms of the Partnership Agreement of the Partnership. Upon the purchase of BAC pursuant to the Offer, all prior proxies and consents given by the undersigned with respect to such BAC will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective). In addition, by executing this Letter of Transmittal, the undersigned assigns to the Purchasers all of the undersigned's rights to receive distributions from the Partnership with respect to BAC which are purchased pursuant to the Offer, other than distributions declared or paid through the Expiration Date and to change the address of record for such distributions on the books of the Partnership. Upon request, the Seller will execute and deliver, and irrevocably directs any custodian to execute and deliver, any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer, and purchase of such BAC.

The undersigned hereby represents and warrants that the undersigned owns the BAC tendered hereby and has full power and authority to validly tender, sell, assign, and transfer the BAC tendered hereby, and that when any such BAC are purchased by the Purchasers, the Purchasers will acquire good, marketable, and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements, or other obligations relating to the sale or transfer thereof, and such BAC will not be subject to any adverse claim. Upon request, the undersigned will execute and deliver any additional documents deemed by the Purchasers to be necessary or desirable to complete the assignment, transfer, and purchase of BAC tendered hereby. The undersigned understands that a tender of BAC to the Purchasers will constitute a binding agreement between the undersigned and the Purchasers upon the terms and subject to the conditions of the Offer. The undersigned recognizes the right of the Purchasers to effect a change of distribution address to MacKenzie Patterson Fuller, LP at 1640 School Street, Moraga, California, 94556. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Purchasers may not be required to accept for payment any of the BAC tendered hereby. In such event, the undersigned understands that any Letter of Transmittal for BAC not accepted for payment will be destroyed by the Purchasers. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

Arbitration Agreement: The Purchaser and the undersigned agree that any dispute, claim, or controversy arising out of a purchase of BAC shall be resolved by submission to binding arbitration in Oakland, California before a retired judge, and all parties agree to be subject to jurisdiction in California. If one party suggests arbitrators, and the other party fails to respond within 20 days of notice by the proposing party, the proposing party may select the arbitrator from among its suggested arbitrators. If the parties are unable to agree on an arbitrator, the parties shall select an arbitrator pursuant to the rules of JAMS. The arbitrator selected must follow applicable Federal securities laws and California law and the rules of JAMS consistent herewith. The arbitrator must render a decision in writing, explaining the legal and factual basis for decision as to each of the principal controverted issues. The arbitrator's decision will be final and binding upon the parties. A judgment upon any award may be entered in a court of competent jurisdiction. Each party shall be responsible for advancing one-half of the costs of arbitration; provided that the prevailing party shall be entitled to recover expenses including but not limited to attorney fees, arbitrator fees, and filing fees. Neither party is waiving any rights under the federal securities laws, rules, or regulations. All matters relating to this arbitration shall be governed by the Federal Arbitration Act (9 U.S.C. Sections 1 et seq.).
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BOX A -- Medallion Signature Guarantee    X
         PLEASE DO NOT USE FOR ANY        --------------------------------------
         OTHER PURPOSE (MPF WILL          (Signature of Owner)           Date
         OBTAIN FOR YOU)
                                          X
                                          --------------------------------------
                                          (Signature of Owner)           Date

                                     Taxpayer I.D. or Social #
                                                               -----------------
                                     Telephone No.   (day)
                                                          ----------------------
                                                     (eve.)
                                                          ----------------------
                                     _________ BAC  [ ] SELL ALL OR NONE (check
                                                        this box if you wish to
                                                        sell your Units ONLY if
                                                        ALL your Units will be
                                                        purchased).
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Please sign exactly as your name is printed (or corrected) above, and insert your Taxpayer Identification Number or Social Security Number in the space provided. For joint owners, each joint owner must sign. (See Instruction 1). The signatory hereto hereby certifies under penalties of perjury the statements in Box B, Box C and, if applicable, Box D. If the Owner is tendering less than all BAC held, the number of BAC tendered is set forth above. Otherwise, all BAC held by the undersigned are tendered hereby.
--------------------------------------------------------------------------------


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                                      BOX B
                               SUBSTITUTE FORM W-9
                           (See Instruction 3 - Box B)
================================================================================

The person signing this Letter of Transmittal hereby certifies the following to the Purchasers under penalties of perjury:

                  (i) The TIN set forth in the signature box on the front of this Letter of Transmittal is the correct TIN of the BAC holder, or if this box [ ] is checked, the BAC holder has applied for a TIN. If the BAC holder has applied for a TIN, a TIN has not been issued to the BAC holder, and either: (a) the BAC holder has mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (b) the BAC holder intends to mail or deliver an application in the near future (it being understood that if the BAC holder does not provide a TIN to the Purchasers within sixty (60) days, 31% of all reportable payments made to the BAC holder thereafter will be withheld until a TIN is provided to the Purchasers); and

                  (ii) Unless this box [ ] is checked, the BAC holder is not subject to backup withholding either because the BAC holder: (a) is exempt from backup withholding, (b) has not been notified by the IRS that the BAC holder is subject to backup withholding as result of a failure to report all interest or dividends, or (c) has been notified by the IRS that such BAC holder is no longer subject to backup withholding.

Note: Place an "X" in the box in (ii) if you are unable to certify that the BAC holder is not subject to backup withholding.


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                                      BOX C
                                FIRPTA AFFIDAVIT
                           (See Instruction 3 - Box C)
================================================================================

Under Section 1445(e)(5) of the Internal Revenue Code and Treas. Reg. 1.1445-11T(d), a transferee must withhold tax equal to 10% of the amount realized with respect to certain transfers of an interest in a partnership if 50% or more of the value of its gross assets consists of U.S. real property interests and 90% or more of the value of its gross assets consists of U.S. real property interests plus cash equivalents, and the holder of the partnership interest is a foreign person. To inform the Purchasers that no withholding is required with respect to the BAC holder's interest in the Partnership, the person signing this Letter of Transmittal hereby certifies the following under penalties of perjury:
                  (i) Unless this box [ ] is checked, the BAC holder, if an individual, is a U.S. citizen or a resident alien for purposes of U.S. income taxation, and if other than an individual, is not a foreign corporation, foreign partnership, foreign estate, or foreign trust (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); (ii) the BAC holder's U.S. social security number (for individuals) or employer identification number (for non-individuals) is correctly printed in the signature box on the front of this Letter of Transmittal; and (iii) the BAC holder's home address (for individuals), or office address (for non-individuals), is correctly printed (or corrected) on the front of this Letter of Transmittal. If a corporation, the jurisdiction of incorporation is __________.

The person signing this Letter of Transmittal understands that this certification may be disclosed to the IRS by the Purchasers and that any false statements contained herein could be punished by fine, imprisonment, or both.

================================================================================
                                      BOX D
                               SUBSTITUTE FORM W-8
                           (See Instruction 4 - Box D)
================================================================================

By checking this box [ ], the person signing this Letter of Transmittal hereby certifies under penalties of perjury that the BAC holder is an "exempt foreign person" for purposes of the backup withholding rules under the U.S. federal income tax laws, because the BAC holder:
(i) Is a nonresident alien individual or a foreign corporation, partnership, estate, or trust;
(ii) If an individual, has not been and plans not to be present in the U.S. for a total of 183 days or more during the calendar year; and
(iii) Neither engages, nor plans to engage, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.

                                  INSTRUCTIONS

              Forming Part of the Terms and Conditions of the Offer

     1. Tender, Signature Requirements; Delivery. After carefully reading and completing this Letter of Transmittal, in order to tender BAC a BAC holder must sign at the "X" on the bottom of the first page of this Letter of Transmittal and insert the BAC holder's correct Taxpayer Identification Number or Social Security Number ("TIN") in the space provided below the signature. The signature must correspond exactly with the name printed (or corrected) on the front of this Letter of Transmittal without any change whatsoever. If this Letter of Transmittal is signed by the registered BAC holder of the BAC, a Medallion signature guarantee on this Letter of Transmittal will be obtained for you by MPF. If BAC are tendered for the account of a member firm of a registered national security exchange, a member firm of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association, or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), a Medallion signature guarantee is also required. In all other cases, signatures on this Letter of Transmittal must be Medallion guaranteed by an eligible institution, by completing the signature guarantee set forth in BOX A of this Letter of Transmittal, but MPF will do this for you. If any tendered BAC are registered in the names of two or more joint holders, all such holders must sign this Letter of Transmittal. If this Letter of Transmittal is signed by trustees, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Purchasers of their authority to so act. For BAC to be validly tendered, a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees in BOX A, and any other documents required by this Letter of Transmittal, must be received by the Depositary prior to or on the Expiration Date at its address or facsimile number set forth on the front of this Letter of Transmittal. No alternative, conditional or contingent tenders will be accepted. All tendering BAC holders by execution of this Letter of Transmittal waive any right to receive any notice of the acceptance of their tender.

     2. Transfer Taxes. The Purchasers will pay or cause to be paid all transfer taxes, if any, payable in respect of BAC accepted for payment pursuant to the Offer.

     3. U.S. Persons. A BAC holder who or which is a United States citizen or resident alien individual, a domestic corporation, a domestic partnership, a domestic trust, or a domestic estate (collectively "United States persons") as those terms are defined in the Internal Revenue Code and Income Tax Regulations, should complete the following:

          Box B - Substitute Form W-9. In order to avoid 31% federal income tax backup withholding, the BAC holder must provide to the Purchasers the BAC holder's correct Taxpayer Identification Number or Social Security Number ("TIN") in the space provided below the signature line and certify, under penalties of perjury, that such BAC holder is not subject to such backup withholding. The TIN that must be provided is that of the registered BAC holder indicated on the front of this Letter of Transmittal. If a correct TIN is not provided, penalties may be imposed by the Internal Revenue Service ("IRS"), in addition to the BAC holder being subject to backup withholding. Certain BAC holders (including, among others, all corporations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

          Box C - FIRPTA Affidavit. To avoid potential withholding of tax pursuant to Section 1445 of the Internal Revenue Code, each BAC holder who or which is a United States Person (as defined Instruction 3 above) must certify, under penalties of perjury, the BAC holder's TIN and address, and that the BAC holder is not a foreign person. Tax withheld under Section 1445 of the Internal Revenue Code is not an additional tax. If withholding results in an overpayment of tax, a refund may be obtained from the IRS.

     4. Foreign Persons. In order for a BAC holder who is a foreign person (i.e., not a United States Person as defined in 3 above) to qualify as exempt from 31% backup withholding, such foreign BAC holder must certify, under penalties of perjury, the statement in BOX D of this Letter of Transmittal attesting to that foreign person's status by checking the box preceding such statement. However, such person will be subject to withholding of tax under Section 1445 of the Code.

     5. Additional Copies of Offer to Purchase and Letter of Transmittal. Requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Purchasers by calling 800-854-8357.